                                   EXHIBIT 20

                               FERRO CORPORATION

                          Consolidated Balance Sheets
           As of September 30, 1995 (Unaudited) and December 31, 1994

                        Consolidate Statements of Income
                   For the Three Months and Nine Months Ended
                    September 30, 1995 and 1994 (Unaudited)

                     Consolidated Statements of Cash Flows
                   For the Three Months and Nine Months Ended
                    September 30, 1995 and 1994 (Unaudited)

CONSOLIDATED BALANCE SHEET
FERRO CORPORATION AND SUBSIDIARIES
SEPTEMBER 30, 1995 AND DECEMBER 31, 1994

                                                                (Dollars in Thousands)
                                                                (Unaudited)  (Audited)
ASSETS                                                             1995        1994
                                                                ----------   ---------
Current Assets:
     Cash                                                        $ 65,845    $ 19,822
     Marketable Securities                                         24,980           -
     Net Receivables                                              231,686     217,889
     Inventories                                                  155,351     142,133
     Other Current Assets                                          31,269      35,571
                                                                 --------    --------

        Total Current Assets                                     $509,131    $415,415

Investments in Affiliated Companies                                 7,696       8,923
Unamortized Excess of Cost  Over Net Assets Acquired               48,724      50,629
Other Assets                                                       31,453      37,820
Net Plant and Equipment                                           304,349     288,589
                                                                 --------    --------
                                                                 $901,353    $801,376
                                                                 ========    ========


LIABILITIES

Current Liabilities:
     Notes and Loans Payable                                     $ 23,906    $ 18,752
     Accounts Payable, Trade                                      126,531     120,308
     Income Taxes                                                  10,451       8,553
     Accrued Payrolls                                              21,000      15,553
     Accrued Expenses and Other Current Liabilities                75,484      65,170
                                                                 --------    --------

        Total Current Liabilities                                $257,372    $228,336

Long - Term Debt                                                  130,482      77,611
ESOP Loan Guarantee                                                32,284      37,503
Deferred Income Taxes                                              18,204      17,309
Postretirement Liabilities                                         44,267      42,076
Other Liabilities                                                  30,880      31,797
Shareholders' Equity                                              387,864     366,744
                                                                 --------    --------
                                                                 $901,353    $801,376
                                                                 ========    ========

Consolidated Statements of Cash Flows
Ferro Corporation and Subsidiaries

                                                              Three Months Ended                Nine Months Ended
                                                                 September 30                      September 30
                                                                  (Unaudited)      (Unaudited)      (Unaudited)    (Unaudited)
(Dollars in Thousands)                                               1995              1994            1995           1994
Net Cash Provided from Operating Activities                        $ 34,602          $ 31,039        $ 72,958       $ 66,194

Cash Flow from Investing Activities:
     Investment in Marketable Securities                             25,004            20,620         (24,980)        38,335
     Capital Expenditures for Plant and Equipment                   (11,402)          (15,150)        (37,244)       (43,913)
     Acquisition of Companies, net of cash acquired                       0              (718)              0         (9,514)
     Proceeds from Divestitures                                       1,569                 0           2,497          3,156
     Transactions with Affiliated Companies                           1,833            (1,465)          1,833            126
     Change in Restricted Deposits                                    4,800                 0           4,365           (584)
     Other Investing Activities                                         260            (1,430)          1,800           (132)
Net Cash (Used for) Provided by Investing Activities                 22,064             1,857         (51,729)       (12,526)

Cash Flow from Financing Activities:
     Net Borrowings (Payments) under Short-Term Lines                (3,716)              761           4,810          1,454
     Proceeds from Long-Term Debt                                         0                 0          49,322              0
     Purchase of Treasury Stock                                     (13,278)          (11,923)        (14,114)       (32,160)
     Cash Dividend Paid                                              (4,858)           (4,969)        (14,643)       (15,099)
     Other Financing Activities                                         205               (71)             83          1,113
Net Cash (Used for) Provided by Financing Activities                (21,647)          (16,202)         25,458        (44,692)
Effect of Exchange Rate Changes on Cash                                (451)              226            (664)         1,149
Increase (Decrease) in Cash and Cash Equivalents                     34,568            16,920          46,023         10,125
Cash and Cash Equivalents at Beginning of Period                     31,277            18,321          19,822         25,116
Cash and Cash Equivalents at End of Period                         $ 65,845          $ 35,241        $ 65,845       $ 35,241
Cash Paid During the Period for:
     Interest                                                      $  1,901          $  1,040        $  8,095       $  6,742
     Income Taxes                                                  $ 10,170          $  9,281        $ 24,492       $ 20,413

CONSOLIDATED STATEMENTS OF INCOME
FERRO CORPORATION AND SUBSIDIARIES

                                                                  Three Months Ended                 Nine Months Ended
                                                                     September 30                      September 30
                                                             (Unaudited)       (Unaudited)     (Unaudited)       (Unaudited)
(Dollars in Thousands)                                          1995              1994            1995              1994
------------------------------------------------------------------------------------------    ------------------------------
Segment Sales
      Coatings, Colors, and Ceramics                          $185,435          $177,506         $589,565         $520,846
      Plastics                                                  61,403            65,423          208,225          197,893
      Chemicals                                                 64,003            53,874          190,009          161,613
                                                           -----------       -----------      -----------       ----------
Total Net Sales                                               $310,841          $296,803         $987,799         $880,352

Cost of Sales                                                  240,853           223,110          748,779          659,522
Selling, Administrative and General Expenses                    51,251            52,686          167,869          156,347
                                                           -----------       -----------      -----------       ----------
      Operating Income                                          18,737            21,007           71,151           64,483

Interest Expense                                                 4,676             2,693           11,343            8,546
Net Foreign Currency (Gain) Loss                                  (321)               20               90              755
Other (Income) Expense - Net                                    (1,258)              564           (1,425)            (157)
                                                           -----------       -----------      -----------       ----------
      Income before Taxes                                       15,640            17,730           61,143           55,339
Taxes on Income                                                  5,815             6,098           23,564           20,417
                                                           -----------       -----------      -----------       ----------

Net Income                                                       9,825            11,632           37,579           34,922

Dividend on Preferred Stock, Net of Tax                            919               898            2,743            2,678
                                                           -----------       -----------      -----------       ----------

Net Income Available to Common Shareholders                   $  8,906          $ 10,734         $ 34,836         $ 32,244
                                                           ===========       ===========      ===========       ==========

Per Common Share Data:
      Primary Earnings                                           $0.32             $0.38            $1.24            $1.11
      Fully Diluted Earnings                                     $0.31             $0.36            $1.19            $1.06

Shares Outstanding:
      Average Outstanding                                   27,913,904        28,350,428       27,995,032       28,976,931
      Average Fully Diluted                                 30,323,976        30,807,467       30,428,405       31,440,834
      Actual End of Period                                  27,344,105        28,031,485       27,344,105       28,031,485
------------------------------------------------------------------------------------------     -----------------------------

                                                                        10/12/95